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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------
                                    FORM S-8
              REGISTRATION STATEMENTUNDERTHE SECURITIES ACT OF 1933
                         -------------------------------

                                  XCELERA INC.
                              =====================
             (Exact name of registrant as specified in its charter)
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
                Cayman Islands                                              None
                --------------                                              ----
(State or other jurisdiction of incorporation or              (I.R.S. Employer Identification No.)
                organization)

              P.O. Box 309, Ugland House
                  South Church Street
                     Grand Cayman
          Cayman Islands, British West Indies                               None
          -----------------------------------                               ----
             (Address of Principal Office)                               (Zip Code)

                         Xcelera Inc. 1998 Option Grants
                         -------------------------------
                            (Full title of the plan)

                                Alexander M. Vik
                             Chief Executive Officer
                           P.O. Box 309, Ugland House
                               South Church Street
                                  Grand Cayman
                       Cayman Islands, British West Indies
                       -----------------------------------
                     (Name and address of agent for service)

                                 (203) 622-1610
                                 --------------
          (Telephone number, including area code of agent for service)

                                    Copy to:

                             Gareth Griffiths, Esq.
                                Maples and Calder
                                  Ugland House
                               South Church Street
                                  Grand Cayman
                       Cayman Islands, British West Indies
                                 (345) 949-8066

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                         CALCULATION OF REGISTRATION FEE

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                                                    Proposed            Proposed
                                                     maximum             maximum
  Title of securities       Amount to be        offering price per   aggregate offering         Amount of
   to be registered          registered             share(2)             price(2)            registration fee
-------------------------------------------------------------------------------------------------------------
   Ordinary Shares,
  par value $.01 per
       share               18,000,000 (1)             $.76              $ 13,680,000           $1,258.56
=============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Ordinary Shares which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Ordinary Shares.

(2) Calculated pursuant to Rule 457(h) of the rules and regulations under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the closing price for the Ordinary Shares as reported on The American Stock Exchange on December 10, 2002.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         This Registration Statement relates to the offer and sale by Xcelera Inc., a Cayman Islands company (the "Company"), of up to an aggregate of 18,000,000 of its Ordinary Shares, par value $.01 per share (the "Common Stock"), which may be sold upon exercise of options granted on April 30, 1998 by the Company to Messrs. Alexander M. Vik, Chairman and Chief Executive Officer of the Company and Gustav M. Vik, Secretary, Treasurer and a director of the Company, to purchase, respectively, 12,000,000, and 6,000,000 shares of Common Stock of the Company at $0.14 per share. The options, which are nontransferable, are fully vested and have a term of 10 years. Prior to April 30, 2008, the options will terminate one year after the optionee's status as an officer and director terminates for any reason. The number of Option Shares and exercise price are subject to adjustments upon the occurrence of certain events.

         The documents containing the information specified in Part 1 of the Form S-8 Registration Statement under the Securities Act of 1933 (the "1933 Act") are not being filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 registration statement but will be sent or given to Messrs. Alexander M. Vik and Gustav M. Vik in accordance with Rule 428(b)(1) under the 1933 Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents By Reference

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated into this Registration
Statement by reference:

                  1. The Company's Annual Report on Form 20-F for the year ended
                  January 31, 2002;

                  2. The Company's Current Report on Form 6-K filed on August 2,
                  2002;

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the
"1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         To the extent that independent public accountants audit and report on financial statements of the Company issued at future dates, and consent to the use of their reports thereon, such financial statements shall also be incorporated by reference in this Registration Statement in reliance upon their reports and their authority as experts in accounting and auditing.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         Not applicable.

Item 6.           Indemnification of Directors and Officers

         The Company's Articles of Association contain provisions concerning the indemnification of officers, directors, employees and agents.

Item 7.           Exemption from Registration Claimed

         Not applicable.

Item 8.           Exhibits

Exhibit 4(a) The Company's Certificate of Incorporation (incorporated by reference to Exhibit 1(a) to the Company's Registration
                  Statement on Form 20-F Registration No._ 1-9129).
Exhibit 4(b)      The Company's Memorandum and Articles of Association
                  (incorporated by reference to Exhibit 1(b) to the Company's
                  Registration Statement on Form 20-F Registration No. 1-9129).
Exhibit 5         Opinion of Maples and Calder
Exhibit 23(a)     Consent of Deloitte & Touche LLP
Exhibit 23(b)     Consent of Maples and Calder (included in Exhibit 5)

Item 9.  Undertakings

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                      II-1
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                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration
                  Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         Provided, however, that the undertakings set forth in paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on December 10, 2002.

                                   XCELERA INC.

                                   By:      Alexander M. Vik
                                       ---------------------
                                            Alexander M. Vik
                                            President

         Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities shown on the __ day of December 2002.
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Name                                   Title                                         Date
----                                   -----                                         ----
Alexander M. Vik                       Chairman of the Board                         December 9, 2002
-----------------------------------    and President
Alexander M. Vik                       (Principal Executive officer)

Michael J. Kugler                      Director and Executive Vice President         December 9, 2002
-----------------------------------
Michael J. Kugler

Hans Eirik Olav                        Director                                      December 9, 2002
-----------------------------------
Hans Eirik Olav

Gustav M. Vik                          Secretary, Treasurer and Director             December 9, 2002
-----------------------------------    (Principal financial and accounting officer)
Gustav M. Vik

                                  Exhibit Index
Exhibit 4(a) The Company's Certificate of Incorporation (incorporated by reference to Exhibit 1(a) to the Company's Registration Statement on Form 20-F Registration No. 1-9129) .
Exhibit 4(b) The Company's Memorandum and Articles of Association (incorporated by reference to Exhibit 1(b) to the Company's Registration Statement on Form 20-F Registration No. 1-9129) .
Exhibit 5         Opinion of Maples and Calder
Exhibit 23(a)     Consent of Deloitte & Touche LLP
Exhibit 23(b)     Consent of Maples and Calder (included in Exhibit 5)